UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2023

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 18, 2023, AAR CORP. (the “Company”) announced a change to its operating segments.

During the first quarter of fiscal 2024, our chief operating decision maker (“CODM”) implemented changes in how he organizes the business, allocates resources, and assesses performance. Specifically, this new structure results in the separation of our Aviation Services segment into three new operating segments: Parts Supply, Repair & Engineering and Integrated Solutions. Beginning with the first quarter of fiscal 2024, we will report under this new structure using the following four operating segments:

•	Parts Supply, primarily consisting of our sales of used serviceable engine and airframe parts and components and distribution of new parts;
•	Repair & Engineering, primarily consisting of our maintenance, repair, and overhaul services across airframes and components, including landing gear;
•	Integrated Solutions, primarily consisting of our fleet management and operations of customer-owned aircraft, customized performance-based supply chain logistics programs in support of the U.S. Department of Defense (“DoD”) and foreign governments, flight hour component inventory and repair programs for commercial airlines, and integrated software solutions, including Trax; and
•	Expeditionary Services, primarily consisting of products and services supporting the movement of equipment and personnel by the U.S. and foreign governments and non-governmental organizations.

In conjunction with the re-alignment, our CODM will evaluate each segment’s performance based on operating income instead of gross profit as the CODM believes operating income is a more comprehensive profitability measure for each operating segment.

These changes will be initially reflected in our unaudited condensed consolidated financial statements for the quarterly period ended August 31, 2023.

The Company is issuing this Current Report on Form 8-K to provide investors with segment summary historical financial information that is consistent with its new segment structure. The schedules in Exhibit 99.1 furnished with this Current Report on Form 8-K provide certain recast historical unaudited summary financial information under our new operating segment structure for fiscal years 2022 and 2023 and for the previously reported quarters in fiscal year 2023.

The information included in this Current Report on Form 8-K in no way amends or restates the Company's previously reported consolidated financial statements for any period and is presented for information purposes only. It does not change the Company's previously reported total assets, liabilities or shareholders' equity or its reported net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in operating segments as described above. This information should be read in conjunction with the Company's previously filed reports.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	AAR CORP. Supplemental Unaudited Financial Data by Segment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description
99.1	AAR CORP. Supplemental Unaudited Financial Data by Segment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023
AAR CORP.

By:
/s/ SEAN M. GILLEN
Sean M. Gillen
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)